Exhibit 99.1
Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Reports 2012 Fourth Quarter and Full Year Results

• 2012 full year free cash flow of $975 million
• 2012 full year operating cash flow margin of 48%, as adjusted
• 2012 full year dividend payout ratio of 41%
• 2012 full year capital expenditures of $748 million in line with guidance
• 2012 full year average revenue per customer metrics improved versus the prior year

Stamford, Conn., February 21, 2013 — Frontier Communications Corporation (NASDAQ: FTR) today reported fourth quarter 2012 revenue of $1,232.6 million, operating income of $235.7 million and net income attributable to common shareholders of Frontier of $24.9 million, or $0.02 per share.  Excluding severance costs of $17.2 million, integration costs of $13.5 million, losses on the early extinguishment of debt of $19.3 million and discrete tax items of $0.4 million (combined impact of $33.0 million or $0.04 per share after tax), non-GAAP adjusted net income attributable to common shareholders of Frontier for the fourth quarter of 2012 would be $57.9 million, or $0.06 per share.

“During 2012, we successfully completed the integration of our July 2010 acquisition which tripled the size of the Company,” said Maggie Wilderotter, Chairman and CEO of Frontier Communications.  “We completed all of the system conversions, achieved cost savings of over $650 million, dramatically improved our network’s speed and capacity and have identified additional cost reductions of $140 million for achievement in 2013 related to continuing operational streamlining which will be partially offset by investments in growth initiatives.

Our fourth quarter revenue was slightly lower than anticipated; mostly attributable to a decline in voice revenues as customers chose unlimited residential voice packages and standalone Simply Broadband options.  Positives for the quarter versus third quarter of 2012 included continued improvement in both consumer customer retention and average revenue per business customer.  Our Q4 Apple gift card promotion gained traction in December which has carried over into January 2013.  Cash operating expenses also improved quarter over quarter when the one time expenses for storm costs and gift card promotion costs are factored out.”

Revenue for the fourth quarter of 2012 was $1,232.6 million as compared to $1,252.5 million in the third quarter of 2012 and $1,283.2 million in the fourth quarter of 2011.  The decrease in revenue for the fourth quarter of 2012 as compared to the fourth quarter of 2011 is attributable to decreases in the number of residential and business customers, and lower switched and nonswitched revenue.

At December 31, 2012, the Company had 2,887,100 residential customers and 286,100 business customers.  During the three months ended December 31, 2012, we lost approximately 50,400 customers as compared to 51,800 customers in the three months ended September 30, 2012 and 65,700 customers in the three months ended June 30, 2012.  Also, during the most recent quarter, the average monthly total revenue per customer remained consistent with the third quarter of 2012 and increased $4.63, or 4%, as compared with the fourth quarter of 2011.

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The Company’s broadband customer net additions were approximately 5,300 during the fourth quarter of 2012. The Company had 1,787,600 broadband customers at December 31, 2012.  The Company added 20,900 satellite TV customers and lost 2,800 FiOS video customers during the fourth quarter of 2012.  The Company had 346,600 video customers at December 31, 2012.

Network access expenses for the fourth quarter of 2012 were $108.5 million as compared to $102.1 million in the third quarter of 2012 and $120.8 million in the fourth quarter of 2011. The Company incurred promotion costs of $5.5 million in the fourth quarter of 2012 related to its Apple gift card promotion.

Other operating expenses for the fourth quarter of 2012 were $570.7 million as compared to $572.3 million in the third quarter of 2012 and $548.6 million in the fourth quarter of 2011.  The Company incurred storm related expenses of approximately $6.8 million in the fourth quarter of 2012 and $15 million in the third quarter of 2012.  Included in other operating expenses were severance costs of $17.2 million in the fourth quarter of 2012, $6.8 million in the third quarter of 2012 and $1.1 million in the fourth quarter of 2011.  The fourth quarter of 2012 severance cost relates to 537 employees leaving the business in connection with the Company’s plan to reduce both wage and non-wage costs following the completion of its integration activities.  In the fourth quarter 2012, other operating expenses were less than the third quarter of 2012, excluding severance costs in both periods, by $12.0 million primarily due to decreased compensation costs resulting from reduced headcount and lower storm related costs.

Depreciation and amortization for the fourth quarter of 2012 was $304.0 million as compared to $298.4 million in the third quarter of 2012 and $341.0 million in the fourth quarter of  2011. Amortization expense decreased by $42.5 million in the fourth quarter of 2012 as compared to the fourth quarter of 2011, primarily due to the accelerated amortization in the fourth quarter of 2011 of certain software licenses no longer required for operations and the amortization associated with certain Frontier legacy properties that were fully amortized in March 2012.

Integration costs of approximately $13.5 million ($0.01 per share after tax) were incurred during the fourth quarter of 2012, as compared to approximately $4.5 million in the third quarter of 2012 and $42.2 million ($0.03 per share after tax) in the fourth quarter of 2011, in connection with our integration of the acquired properties. These non-recurring costs in the fourth quarter of 2012 were principally incurred in connection with final network and operations integration work and the consolidation of certain facilities.  Our integration costs and related capital expenditures were completed as of December 31, 2012.

Operating income for the fourth quarter of 2012 was $235.7 million (reflecting lower depreciation and amortization, integration costs and network access expenses as compared to the fourth quarter of 2011) and operating income margin was 19.1 percent as compared to operating income of $275.2 million and operating income margin of  22.0 percent in the third quarter of 2012 and operating income of  $230.5 million and operating income margin of 18.0 percent in the fourth quarter of 2011.

Excluding integration costs and severance costs, operating income and operating income margin for the three months ended December 31, 2012 would have been $266.5 million and 21.6 percent, respectively.  Excluding the comparable adjustments in each period, operating income and operating income margin for the three months ended September 30, 2012 would have been $286.5 million and 22.9 percent, respectively, and for the three months ended December 31, 2011 would have been $273.8 million and 21.3 percent, respectively.  Operating income, excluding integration costs and severance costs, decreased $20.0 million in the fourth quarter of 2012 as compared to the third quarter of 2012 principally due to lower revenue.

Losses on early extinguishment of debt for the fourth quarter of 2012 of $19.3 million ($0.01 per share after tax) substantially represents the premium paid on the early extinguishment of Company debt.  In October 2012, the Company accepted for purchase $75.7 million and $59.3 million aggregate principal amount of its 7.875% Senior Notes due 2015 and its 8.250% Senior Notes due 2017, respectively, in open market repurchases for total consideration of $154.7 million, representing a loss of $19.7 million that was partially offset by $0.4 million of debt premium amortization.

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Interest expense for the fourth quarter of 2012 was $178.9 million as compared to $165.2 million in the fourth quarter of 2011, a $13.7 million increase, primarily due to higher average debt levels and lower capitalized interest in 2012.  In October 2012, the Company completed a registered offering of $250 million aggregate principal amount of 7.125% senior unsecured notes due 2023, issued at a price of 104.250% of their principal amount, equating to an effective yield of 6.551%.  We received net proceeds of approximately $255.9 million from the offering which we will use to repurchase or retire our existing indebtedness or for general corporate purposes.

Income tax expense for the fourth quarter of 2012 was $9.5 million as compared to $21.5 million in the fourth quarter of 2011, a $12.0 million decrease, principally due to lower pretax income and the increased impact of the reversal of uncertain tax positions.

Net income attributable to common shareholders of Frontier was $24.9 million, or $0.02 per share, in the fourth quarter of 2012, as compared to $42.2 million, or $0.04 per share, in the fourth quarter of 2011.  The fourth quarter of 2012 includes severance costs of $17.2 million, integration costs of $13.5 million, losses on the early extinguishment of debt of $19.3 million and discrete tax items of $0.4 million (combined impact of $33.0 million or $0.04 per share after tax).  Excluding the impact of the aforementioned items, non-GAAP adjusted net income attributable to common shareholders of Frontier for the fourth quarter of 2012 would be $57.9 million, or $0.06 per share.

Capital expenditures for Frontier business operations were $177.3 million for the fourth quarter of 2012 and $748.4 million for the full year of 2012.  Capital expenditures related to integration activities were $15.3 million for the fourth quarter of 2012 and $54.1 million for the full year of 2012.

Operating cash flow, as adjusted and defined by the Company in the attached Schedule B, was $574.4 million for the fourth quarter of 2012 resulting in an operating cash flow margin of 46.6 percent.  Operating cash flow, as reported, of $539.8 million for the fourth quarter of 2012 has been adjusted to exclude $17.2 million of severance costs, $13.5 million of integration costs and $3.9 million of non-cash pension and other postretirement benefit costs.

Free cash flow, as defined by the Company in the attached Schedule A, was $222.0 million for the fourth quarter of 2012 and $975.3 million for the full year of 2012.  The Company’s dividend represents a payout of 45 percent of free cash flow for the fourth quarter of 2012 and 41 percent of free cash flow for the full year of 2012.

Working Capital
At December 31, 2012, we had a working capital surplus of $533.7 million, which includes the classification as a current liability, of $502.7 million of debt maturing in the first quarter of 2013.  During 2012, we retired an aggregate principal amount of $757.0 million of debt.  On January 15, 2013, we retired $502.7 million of our 6.25% senior notes that matured on such date.  The repayment was made with cash available on hand.

Guidance
For the full year of 2013, the Company’s expectations for capital expenditures and free cash flow are within a range of $625 million to $675 million and $825 million to $925 million, respectively.  We expect that in 2013, absent any further legislative changes in 2013, our cash taxes will be in the range of $125 million to $150 million.

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Non-GAAP Measures
The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow.  A reconciliation of the differences between non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under GAAP, and are not alternatives to operating income or net income attributable to common shareholders of Frontier as reflected in the statement of operations or to cash flow as reflected in the statement of cash flows, and are not necessarily indicative of cash available to fund all cash flow needs.  The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations.  In addition, the Company believes that non-GAAP adjusted net income attributable to common shareholders of Frontier, free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting operating income or net income attributable to common shareholders of Frontier in the statement of operations, or cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments. The Company has shown adjustments to its financial presentations to exclude losses on the early extinguishment of debt, investment gains, discrete tax items, integration costs, severance costs and non-cash pension and other postretirement benefit costs, as disclosed in the attached Schedules A, B and C, because investors have indicated to management that such adjustments are useful to them in assessing the Company and its results of operations.

Management uses these non-GAAP financial measures to (i) assist in analyzing the Company’s underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions.  Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures.

These non-GAAP financial measures have certain shortcomings.  In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure.  Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure.  Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.  The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast
The Company will host a conference call today at 4:30 P.M. Eastern time.  In connection with the conference call and as a convenience to investors, the Company furnished today on a Current Report on Form 8-K certain materials regarding fourth quarter 2012 results.  The conference call will be webcast and may be accessed at:

http://investor.frontier.com/eventdetail.cfm?eventid=124338

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A telephonic replay of the conference call will be available for one week beginning at 7:30 P.M. Eastern time, February 21, 2013 via dial-in at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 1848514.  A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings and specialized bundles for residential customers, small businesses and home offices, and advanced business communications for medium and large businesses in 27 states.  Frontier’s approximately 14,700 employees are based entirely in the United States.  More information is available at www.frontier.com and www.frontier.com/ir.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties are based on a number of factors, including but not limited to:  the effects of greater than anticipated competition which could require us to develop new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our voice customers that we cannot offset with increases in broadband subscribers and sales of other products and services; the effects of competition from cable, wireless and other wireline carriers; our ability to maintain relationships with customers, employees or suppliers; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal funding to us and our competitors; our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; the effects of changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures, product and service offerings and measurement of speeds and capacity, including the lack of assurance that our network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, pension and postemployment expenses and related funding requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts in 2013 and thereafter; changes in pension plan assumptions and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2013 and beyond; the effects of customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity may affect our payment of dividends on our common shares; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; and the effects of severe weather events such as hurricanes, tornadoes, ice storms or other natural or man-made disasters. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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INVESTOR CONTACT:	MEDIA CONTACT:
Robert W. Starr	Brigid Smith
Senior Vice President and Treasurer	AVP Corporate Communications
(203) 614-5708	(203) 614-5042
robert.starr@FTR.com	brigid.smith@FTR.com

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TABLES TO FOLLOW

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Frontier Communications Corporation
Consolidated Financial Data

	For the quarter ended			For the year ended
	December 31,	September 30,	December 31,	December 31,
(Amounts in thousands, except per share amounts)	2012	2012	2011	2012	2011

Income Statement Data
Revenue	$1,232,553	$1,252,469	$1,283,152	$5,011,853	$5,243,043

Network access expenses	108,535	102,051	120,828	441,588	518,682
Other operating expenses (1)	570,711	572,348	548,595	2,234,553	2,278,419
Depreciation and amortization	304,044	298,416	341,025	1,266,807	1,403,175
Integration costs (2)	13,533	4,458	42,247	81,737	143,146
Total operating expenses	996,823	977,273	1,052,695	4,024,685	4,343,422

Operating income	235,730	275,196	230,457	987,168	899,621
Losses on early extinguishment of debt	(19,300)	(245)	-	(90,363)	-
Investment and other income (loss), net	1,138	4,602	1,487	20,132	11,526
Interest expense	178,881	172,188	165,162	687,985	665,196
Income before income taxes	38,687	107,365	66,782	228,952	245,951
Income tax expense	9,488	35,739	21,534	75,638	88,343
Net income (2)	29,199	71,626	45,248	153,314	157,608
Less: Income attributable to the noncontrolling interest in a
partnership	4,320	4,626	3,001	16,678	7,994
Net income attributable to common shareholders of Frontier	$24,879	$67,000	$42,247	$136,636	$149,614

Weighted average shares outstanding	991,316	991,295	990,276	990,537	989,852

Basic net income per share attributable to
common shareholders of Frontier (3)	$0.02	$0.07	$0.04	$0.14	$0.15

Non-GAAP adjusted net income per share
attributable to common shareholders of Frontier (3) (4)	$0.06	$0.07	$0.07	$0.26	$0.25

Other Financial Data
Capital expenditures - Business operations	$177,300	$195,034	$111,792	$748,407	$748,361
Capital expenditures - Integration activities	15,329	10,828	13,837	54,097	76,478
Operating cash flow, as adjusted (4)	574,368	581,281	616,198	2,395,846	2,485,567
Free cash flow (4)	221,984	215,256	358,762	975,267	1,121,475
Dividends paid	99,843	99,845	186,584	399,390	746,387
Dividend payout ratio (5)	45%	46%	52%	41%	67%

(1)
Includes severance costs of $17.2 million, $6.8 million and $1.1 million for the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively, and $32.0 million and $15.7 million for the years ended December 31, 2012 and 2011, respectively.

(2)
Reflects integration costs of $13.5 million ($9.1 million or $0.01 per share after tax), $4.5 million ($2.9 million after tax) and $42.2 million ($26.1 million or $0.03 per share after tax) for the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively. Reflects integration costs of $81.7 million ($51.8 million or $0.05 per share after tax) and $143.1 million ($88.4 million or $0.09 per share after tax) for the years ended December 31, 2012 and 2011, respectively.

(3) Calculated based on weighted average shares outstanding.
(4)	Reconciliations to the most comparable GAAP measures are presented in Schedules A, B and C at the end of these tables.
(5)	Represents dividends paid divided by free cash flow, as defined in Schedule A.

Frontier Communications Corporation
Consolidated Financial and Operating Data

	For the quarter ended			For the year ended
	December 31,	September 30,	December 31,	December 31,
(Amounts in thousands, except operating data)	2012	2012	2011	2012	2011

Selected Income Statement Data
Revenue:
Local and long distance services	$542,538	$556,353	$592,860	$2,230,890	$2,451,311
Data and internet services	456,422	461,212	464,873	1,823,010	1,842,933
Other	92,393	94,929	78,377	381,536	329,658
Customer revenue	1,091,353	1,112,494	1,136,110	4,435,436	4,623,902
Switched access and subsidy	141,200	139,975	147,042	576,417	619,141
Total revenue	$1,232,553	$1,252,469	$1,283,152	$5,011,853	$5,243,043

Other Financial and Operating Data

Revenue:
Business	$574,451	$581,097	$591,966	$2,317,212	$2,353,375
Residential	516,902	531,397	544,144	2,118,224	2,270,527
Customer revenue	1,091,353	1,112,494	1,136,110	4,435,436	4,623,902
Switched access and subsidy	141,200	139,975	147,042	576,417	619,141
Total revenue	$1,232,553	$1,252,469	$1,283,152	$5,011,853	$5,243,043
Customers	3,173,169	3,223,557	3,413,666	3,173,169	3,413,666
Average monthly total revenue
per customer	$128.46	$128.48	$123.83	$127.32	$121.88
Average monthly customer revenue
per customer	$113.74	$114.12	$109.64	$112.68	$107.50

Business customer metrics:
Customers	286,106	291,394	309,900	286,106	309,900
Revenue	$574,451	$581,097	$591,966	$2,317,212	$2,353,375
Average monthly business revenue per customer	$663.15	$659.01	$627.14	$650.63	$601.14

Residential customer metrics:
Customers	2,887,063	2,932,163	3,103,766	2,887,063	3,103,766
Revenue	$516,902	$531,397	$544,144	$2,118,224	$2,270,527
Average monthly residential revenue per customer (1)	$58.00	$58.72	$56.95	$58.03	$57.40
Customer monthly churn	1.62%	1.64%	1.54%	1.62%	1.69%

Employees	14,659	15,250	15,388	14,659	15,388
Broadband subscribers	1,787,561	1,782,278	1,764,160	1,787,561	1,764,160
Video subscribers (2)	346,627	328,538	303,046	346,627	303,046
Switched access minutes of use (in millions)	4,523	4,481	4,482	18,292	18,894

(1)	Calculation excludes the Mohave Cellular Limited Partnership.
(2)
Video subscribers excludes the loss of 203,100 DirecTV subscribers in the third quarter of 2012 as Frontier no longer provides DirecTV as part of its bundled packages. Video subscribers excludes 224,500 DirecTV subscribers as of December 31, 2011.

Frontier Communications Corporation
Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,326,532	$326,094
Accounts receivable, net	533,704	585,157
Restricted cash	15,408	-
Other current assets	211,559	327,779
Total current assets	2,087,203	1,239,030

Restricted cash	27,252	144,680
Property, plant and equipment, net	7,504,896	7,547,523
Other assets - principally goodwill	8,114,280	8,517,086
Total assets	$17,733,631	$17,448,319

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$560,550	$94,016
Accounts payable and other current liabilities	992,970	1,058,200
Total current liabilities	1,553,520	1,152,216

Deferred income taxes and other liabilities	3,678,893	3,602,577
Long-term debt	8,381,947	8,224,392
Equity	4,119,271	4,469,134
Total liabilities and equity	$17,733,631	$17,448,319

Frontier Communications Corporation
Consolidated Cash Flow Data

(Amounts in thousands)
	For the year ended December 31,
	2012	2011

Cash flows provided by (used in) operating activities:
Net income	$153,314	$157,608
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization expense	1,266,807	1,403,175
Stock based compensation expense	16,775	14,209
Pension/OPEB costs	28,087	23,897
Losses on early extinguishment of debt	90,363	-
Other non-cash adjustments	10,319	(28,036)
Deferred income taxes	80,501	87,411
Change in accounts receivable	43,813	(72,600)
Change in accounts payable and other liabilities	(148,906)	(84,689)
Change in other current assets	11,400	71,706
Net cash provided by operating activities	1,552,473	1,572,681

Cash flows provided from (used by) investing activities:
Capital expenditures - Business operations	(748,407)	(748,361)
Capital expenditures - Integration activities	(54,097)	(76,478)
Network expansion funded by Connect America Fund	(4,830)	-
Grant funds received for network expansion from Connect
America Fund	65,981	-
Cash transferred from escrow	102,020	43,012
Other assets purchased and distributions received, net	4,394	19,155
Net cash used by investing activities	(634,939)	(762,672)

Cash flows provided from (used by) financing activities:
Long-term debt borrowings	1,360,625	575,000
Financing costs paid	(27,852)	(5,444)
Long-term debt payments	(756,953)	(552,394)
Premium paid to retire debt	(72,290)	-
Dividends paid	(399,390)	(746,387)
Repayment of customer advances for construction,
distributions to noncontrolling interests and other	(21,236)	(5,953)
Net cash provided from (used by) financing activities	82,904	(735,178)

Increase (decrease) in cash and cash equivalents	1,000,438	74,831
Cash and cash equivalents at January 1,	326,094	251,263

Cash and cash equivalents at December 31,	$1,326,532	$326,094

Cash paid (received) during the period for:
Interest	$636,485	$653,500
Income taxes (refunds)	$4,715	$(33,072)

Non-cash investing and financing activities:
Capital lease obligations	$26,596	$-
Financing obligation for contribution of real property
to pension plan	$-	$58,100
Reduction of pension obligation	$-	$(58,100)
Increase (decrease) in capital expenditures due to
changes in accounts payable	$9,802	$1,338

						Schedule A
Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

		For the quarter ended			For the year ended
		December 31,	September 30,	December 31,	December 31,
	(Amounts in thousands)	2012	2012	2011	2012	2011

	Net Income to Free Cash Flow;
	Net Cash Provided by Operating Activities

	Net income	$29,199	$71,626	$45,248	$153,314	$157,608

	Add back:
	Depreciation and amortization	304,044	298,416	341,025	1,266,807	1,403,175
	Income tax expense	9,488	35,739	21,534	75,638	88,343
	Integration costs	13,533	4,458	42,247	81,737	143,146
	Pension/OPEB costs (non-cash) (1)	3,867	(3,633)	1,382	28,087	23,897
	Severance costs (2)	17,194	6,844	1,087	32,047	15,728
	Stock based compensation	3,825	5,175	3,480	16,775	14,209

	Subtract:
	Cash paid (refunded) for income taxes	622	4,301	(16,825)	4,715	(33,072)
	Losses on early extinguishment of debt	(19,300)	(245)	-	(90,363)	-
	Other income (loss), net	544	4,279	2,274	16,379	9,342
	Capital expenditures - Business operations (3)	177,300	195,034	111,792	748,407	748,361
	Free cash flow (2)	221,984	215,256	358,762	975,267	1,121,475

	Add back:
	Deferred income taxes	20,707	32,636	67,192	80,501	87,411
	Non-cash (gains)/losses, net	10,971	196	(19,854)	55,181	10,070
	Other income (loss), net	544	4,279	2,274	16,379	9,342
	Cash paid (refunded) for income taxes	622	4,301	(16,825)	4,715	(33,072)
	Capital expenditures - Business operations (3)	177,300	195,034	111,792	748,407	748,361

	Subtract:
	Changes in current assets and liabilities	(7,967)	627	133,584	93,693	85,583
	Income tax expense	9,488	35,739	21,534	75,638	88,343
	Integration costs	13,533	4,458	42,247	81,737	143,146
	Pension/OPEB costs (non-cash) (1)	3,867	(3,633)	1,382	28,087	23,897
	Severance costs (2)	17,194	6,844	1,087	32,047	15,728
	Stock based compensation	3,825	5,175	3,480	16,775	14,209
	Net cash provided by operating activities	$392,188	$402,492	$300,027	$1,552,473	$1,572,681

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $16.8 million, $17.1 million and $2.2 million for the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively, less cash pension contributions and certain OPEB costs/payments of $13.0 million, $20.8 million and $0.8 million for the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively. Reflects pension and OPEB expense, net of capitalized amounts, of $66.3 million and $48.1 million for the years ended December 31, 2012 and 2011, respectively, less cash pension contributions and certain OPEB costs/payments of $38.2 million and $24.2 million for the years ended December 31, 2012 and 2011, respectively.

(2)	The definition of free cash flow has been revised as of January 1, 2012 to add back severance costs, with all prior periods conformed to the current calculation.
(3)	Excludes capital expenditures for integration activities.

											Schedule B
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

		For the quarter ended December 31, 2012					For the quarter ended December 31, 2011
	(Amounts in thousands)
				Non-cash					Non-cash
	Operating Cash Flow and	As	Integration	Pension/OPEB	Severance	As	As	Integration	Pension/OPEB	Severance	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$235,730	$13,533	$3,867	$17,194	$270,324	$230,457	$42,247	$1,382	$1,087	$275,173

	Add back:
	Depreciation and
	amortization	304,044	-	-	-	304,044	341,025	-	-	-	341,025
	Operating cash flow	$539,774	$13,533	$3,867	$17,194	$574,368	$571,482	$42,247	$1,382	$1,087	$616,198

	Revenue	$1,232,553				$1,232,553	$1,283,152				$1,283,152

	Operating income margin
	(Operating income divided
	by revenue)	19.1%				21.9%	18.0%				21.4%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	43.8%				46.6%	44.5%				48.0%

		For the quarter ended September 30, 2012

				Non-cash
	Operating Cash Flow and	As	Integration	Pension/OPEB	Severance	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$275,196	$4,458	$(3,633)	$6,844	$282,865

	Add back:
	Depreciation and
	amortization	298,416	-	-	-	298,416
	Operating cash flow	$573,612	$4,458	$(3,633)	$6,844	$581,281

	Revenue	$1,252,469				$1,252,469

	Operating income margin
	(Operating income divided
	by revenue)	22.0%				22.6%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	45.8%				46.4%

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $16.8 million, $17.1 million and $2.2 million for the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively, less cash pension contributions and certain OPEB costs/payments of $13.0 million, $20.8 million and $0.8 million for the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011, respectively.

											Schedule B
											(continued)
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

		For the year ended December 31, 2012					For the year ended December 31, 2011
	(Amounts in thousands)
				Non-cash					Non-cash
	Operating Cash Flow and	As	Integration	Pension/OPEB	Severance	As	As	Integration	Pension/OPEB	Severance	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$987,168	$81,737	$28,087	$32,047	$1,129,039	$899,621	$143,146	$23,897	$15,728	$1,082,392

	Add back:
	Depreciation and
	amortization	1,266,807	-	-	-	1,266,807	1,403,175	-	-	-	1,403,175
	Operating cash flow	$2,253,975	$81,737	$28,087	$32,047	$2,395,846	$2,302,796	$143,146	$23,897	$15,728	$2,485,567

	Revenue	$5,011,853				$5,011,853	$5,243,043				$5,243,043

	Operating income margin
	(Operating income divided
	by revenue)	19.7%				22.5%	17.2%				20.6%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	45.0%				47.8%	43.9%				47.4%

(1)
Reflects pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $66.3 million and $48.1 million for the years ended December 31, 2012 and 2011, respectively, less cash pension contributions and certain OPEB costs/payments of $38.2 million and $24.2 million for the years ended December 31, 2012 and 2011, respectively.

							Schedule C
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

	(Amounts in thousands, except
	per share amounts)	For the quarter ended
		December 31, 2012		September 30, 2012		December 31, 2011

	Net income attributable to common		Earnings		Earnings		Earnings
	shareholders of Frontier	Net Income	Per Share	Net Income	Per Share	Net Income	Per Share

	GAAP, as reported	$24,879	$0.02	$67,000	$0.07	$42,247	$0.04
	Losses on early extinguishment of debt	12,120	0.01	154	-	-	-
	Integration costs	9,067	0.01	2,916	-	26,088	0.03
	Severance costs	11,520	0.01	4,476	-	671	-
	Discrete tax items (1)	361	-	(5,667)	(0.01)	(2,397)	-
	Non-GAAP, as adjusted (2)	$57,947	$0.06	$68,879	$0.07	$66,609	$0.07

		For the year ended
		December 31, 2012		December 31, 2011

	Net income attributable to common		Earnings		Earnings
	shareholders of Frontier	Net Income	Per Share	Net Income	Per Share

	GAAP, as reported	$136,636	$0.14	$149,614	$0.15
	Losses on early extinguishment of debt	56,748	0.06	-	-
	Integration costs	51,789	0.05	88,393	0.09
	Severance costs	20,965	0.02	9,712	0.01
	Gain on investment in Adelphia	(6,191)	(0.01)	-	-
	Discrete tax items (1)	(5,306)	(0.01)	(4,546)	-
	Non-GAAP, as adjusted (2)	$254,641	$0.26	$243,173	$0.25

(1)	Includes the reversal of uncertain tax positions and changes in certain deferred tax balances.
(2)	Non-GAAP, as adjusted may not sum due to rounding.